10(ii)  Lease between the Company and South Georgia Nephrology, P.C.
             dated November 27, 2000.

                                  LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 27th day of November, 2000, by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation, located at 27 Miller Street, Lemoyne, PA 17043 (hereinafter referred to as "Lessor") and SOUTH GEORGIA NEPHROLOGY, P.C., a Georgia professional corporation, having an office 3564-B North Crossing Circle, Valdosta, GA 31603 (hereinafter referred to as "Lessee").

                                     1. PREMISES
                                        --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Lessee, all that certain space con-sisting of 2,160 square feet of rentable space (the "Space"), with specifications for the Space attached as Exhibit A, to be used for a medical office for the patients of Lessee ("Use").

                                     2. TERM
                                        ----

     This Lease is for the term of ten (10) years, commencing on the Commence-ment Date defined below (the "Term").

                               3. COMMENCEMENT DATE
                                  -----------------

     The Term shall commence on December 1, 2000 (the "Commencement Date").

                                    4. RENT
                                       ----

     Lessee agrees to pay as rent to Lessor for the Use of the Space comm.- encing one year from the Commencement Date and continuing throughout the Term $15.00 per square foot or thirty two thousand four hundred and 00/100 ($32,400.00) Dollars per year ("Rent") to be paid in monthly installments of two thousand seven hundred and 00/100 ($2,700.00) Dollars, payable monthly in advance on the due date, which is the first day of each calendar month during the Term. Rent is considered to have been received if payment has been postmarked by the United States Postal Service on or prior to the above referenced due date.

     In the event the commencement of the payment of Rent falls on a date later than the first day of the month, the Lessee shall pay a pro-rated Rent for said partial month.

                                 5. RENEWAL OPTION
                                    --------------

     This Lease shall be renewable for two consecutive periods of five (5) years each ("Renewal Term") under the terms and conditions of this Lease, which Renewal Terms shall be automatic provided that:

     (i)    Lessee is not in default hereunder; and

     (ii) Lessee has not given notice of its intent to terminate the Lease and not enter into any Renewal Term; provided that any such notice to terminate this Lease and not to renew shall be given at least one hundred twenty (120) days prior to the expiration of the current Term; and

     (iii) The Rent for any Renewal Term will commence on the first day of the month immediately following the expiration of the Term or the first Renewal Term, as the case may be, and will be at an additional rental to be negotiated but in no event to exceed 10% in the aggregate of the yearly rent for the immediately preceding year of the Term or the first Renewal Term.

                   6. OPERATING RESPONSIBILITIES OF THE LESSOR
                      ----------------------------------------

     Lessor shall be responsible for the following during the Term:

     (i) To keep and maintain in good, clean, safe and sanitary order, con-dition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Space;

     (ii) To keep and maintain in good and sanitary order, condition and repair the plumbing, electrical and gas components leading into the Space;

     (iii) To keep and maintain in good and sanitary order, condition and repair, the Space's parking areas;

     (iv) To provide trash dumpsters in close proximity to the Space of sufficient size and capacity to handle the daily containment and removal of trash from the Space; provided however, that Lessee shall be responsible at its sole cost and expense for the proper containment and disposal of all medical refuse;

     (v) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design;

     The parties, to the best of their abilities, will endeavor to maintain their separate identities.

     (vi) To provide and maintain sufficient water, electric and gas lines and telephone conduits to meet the needs of Lessee's Use; to pay for all the utilities except electric, which is separately metered, and telephone;

     (vii) To pay all real estate, sales, use, licenses, income and other taxes with respect to the Space and this Lease;

     (viii) To provide and maintain sufficient landscaping around the Space in such manner and capacity as to create a pleasing and attractive environment for the Space;

     (ix)   To install and maintain at and about the Space exterior lighting;
and

     (x) To keep and maintain in good and sanitary order, condition and repair, heating, ventilation and air conditioning.

                      7. OPERATING RESPONSIBILITIES OF LESSEE
                         ------------------------------------

     Lessee shall be responsible for the following during the Term and any Renewal Term:

     (i) To make and pay for all necessary alterations and improvements to the Space, which shall be made at Lessee's expense; Lessee may remove furni-ture, fixtures, laboratory and other equipment and movable improvements installed within the Space at any time, including machinery and equipment affixed to the Space; Lessee shall promptly repair any damage to the Space as a result of such removal, other than normal wear and tear;

     (ii) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Space for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, from any such liens or work, then Lessee shall pay the Lessor that sum so incurred as additional rent;

     (iii) To pay for the electric for the Space as separately metered for and used by the Lessee at the Space;

     (iv) To maintain the Space in good condition, and to keep and maintain in good and sanitary order, condition and repair the plumbing, electrical and gas components within the Space; and

     (v) To return the Space in good condition and repair, subject to normal wear and tear, at the end of the Term and each Renewal Term, as the case may be; provided, the Lessor shall have the option (1) to keep any of the improvements and additions made by the Lessee, without any obligation to compensate Lessee; or (2) require Lessee, at Lessee's expense, to remove any such Lessee improvements and additions, and repair any resulting damages to the Space.

                         8. ASSIGNING OR SUBLETTING BY LESSEE
                            ---------------------------------

     Lessee shall have the privilege of assigning or subletting the Space, after first obtaining written consent of Lessor, such consent to be reasonable and shall not be arbitrarily withheld. Consent to one assignment or subletting by Lessor shall not be deemed consent to any subsequent assignment or subletting.

                            9. RESPONSIBILITY OF LESSEE
                               ------------------------

      All damages or injuries done to the Space by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Space in accordance with the provisions of this Lease, or except for the negligence of Lessor or its servants, agents, invitees or employees. Lessee covenants and agrees to make such repairs upon thirty (30) days' written notice given to Lessee by Lessor, and if Lessee shall neglect to timely make such repairs, Lessor shall have the right to make the repairs at the reasonable expense and cost of Lessee, and the amount thereof may be collected as additional rent accruing for the month following the date of said repair.

                              10. FIRE OR CASUALTY
                                  ----------------

     In the event that the Space shall be damaged by fire or other casualty or happening, Lessor shall maintain the right to terminate this Lease should it determine that said damages exceed the benefit, in its determination, of repairing the Space for the Lessee's continued occupancy. In this case, Lessor shall give Lessee sixty (60) days notice of its intentions in writing.

                      11. LESSOR'S ACCESS AND INSPECTION
                          ------------------------------

     The Lessor, its employees, agents and servants may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Space; to inspect the same; to enforce or carry out any provision of the Lease; to make repairs and alterations as Lessor is required or should elect to do; and within 120 days of expiration of the Term and any Renewal Term, to show the Space to others.

                              12. INDEMNIFICATION
                                  ---------------

     Except for the negligence of Lessor, its agents, employees or contrac-tors, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor, and Lessor's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Space and arising from the Use and occupancy of the Space or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its sub-tenants, assignees, invitees, employees, contractors and agents in or about the Space. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 12.

                              13. EVENTS OF DEFAULT
                                  -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

     (i) Lessee shall fail to pay any installment of Rent or any other pay-ment required herein when due;

     (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence;

     (iii) Any insurance required to be maintained by Lessee pursuant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as permitted in this Lease;

     (iv) Lessee shall not occupy or shall vacate the Space or shall fail to continuously operate its business at the Space for the Use during the Term or any applicable Renewal Term, whether or not Lessee is in monetary or other default under this Lease; or

     (v) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 13, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.

                             14. REMEDIES OF LESSOR
                                 ------------------

     Upon each occurrence of an Event of Default, Lessor may at any time terminate this Lease, and pursue any other remedies at law or in equity. Upon the termination of this Lease, it shall be lawful for Lessor to re-enter the Space by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom.

     Upon termination of this Lease, Lessor may recover from Lessee the sum of all Rent and all other amounts accrued hereunder to the date of such termination, and the cost of reletting the whole or any part of the Space.

                           15. REMEDIES OF LESSEE
                               ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor, which shall include but not be limited to unreasonably withholding consents, failure to maintain facilities for the introduction of water, gas, and electric into the Space, failure to maintain the Space as required herein, failure to use due care with respect to the persons and property of Lessee, and otherwise interfering with, whether negligently or intentionally, the business of Lessee and its peaceable and quiet enjoyment of the Space, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty
(30) day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure the said default within the thirty
(30) day period, Lessee has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances and after attempting to immediately contact the Lessor, Lessee makes such repairs, the cost thereof shall be a deduction from the Rent accruing for the month following the date of such repair.

                                   16. INSURANCE
                                       ---------

     (i) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term and any Renewal Term, such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessor and Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Space.

     (ii) Lessor shall obtain and maintain insurance on the Center and the Space, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Space and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor should also obtain and maintain a policy or policies of insurance covering loss or damage to the Space, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Space), and special extended perils ("all risk" as such term is used in the insurance industry).

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and share-holders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Space or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder. Each party's insurance policies shall include such a provision so long as it is obtainable without extra cost.

                                 17. QUIET ENJOYMENT
                                     ---------------

     Lessor, covenants and agrees that Lessee, upon paying the Rent and performing the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Space, including the non-exclusive use of the parking areas, sidewalk entrances and exits for the Term and any Renewal Term.

                                  18. AUTHORIZATION
                                      -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or members, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, the operating agreement, or the articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own corporate acts, articles of incorporation, by-laws and/or operating agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, operating agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, member, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.

                                  19. AGREEMENT
                                      ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto (executed in duplicate) and may only be modified by a written agreement(s) executed by Lessor and Lessee.

                          20. HEIRS, SUCCESSORS, ETC.
                              -----------------------

     This Lease shall be binding upon the parties hereto and their respective successors and/or assigns.

                                  21. NOTICES
                                      -------

     All rent payments, notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:              Dialysis Corporation of America
                        27 Miller Street
                        Lemoyne, PA 17043
                        Attn: Stephen W. Everett, President

Copy To:                Jaffe Freedman & Hait, LLC
                        777 Terrace Avenue
                        Hasbrouck Heights, NJ 07604
                        Attn: Lawrence E. Jaffe, Esq.

To Lessee:              South Georgia Nephrology, P.C.
                        3564-B North Crossing Circle
                        Valdosta, GA 31603
                        Attn: Dr. Andrew Queler, President

     Any party may change its address for purposes of this Section 21 by giving the other parties written notice of the new address in the manner set forth above.

                               22. APPLICABLE LAW
                                   --------------

     This Lease shall be construed under the laws of the State of Georgia. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                            23. WAIVER OF JURY TRIAL
                                --------------------

     If either party institutes legal action pertaining to this Lease, the venue of the suit shall be Lowndes County, Georgia. The parties also expressly waive any right which they otherwise may have to have any disputes between them resolved by means of trial by jury.

                                24. COUNTERPARTS
                                    ------------

     This Lease may be executed in several counterparts and each such counter-part shall be deemed an original, and all counterparts shall constitute a single original Lease.


     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                                       Lessor: DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett

Dated:                       , 2000    By:----------------------------------
                                          STEPHEN W. EVERETT, President

                                       Lessee:  SOUTH GEORGIA NEPHROLOGY, P.C.

                                          /s/ Andrew Queler

                                       By:----------------------------------
                                          DR. ANDREW QUELER, President

Note that in the event of a termination of employment agreement between SGN and Andrew Queler for any reason by any party Andreq Queler, family and heirs will not be personally responsible for the lease in any way.

A.Q.